release	Exhibit 99.1

May 2, 2022

DZS to Acquire Consumer Experience, Service Assurance Software Portfolio from ASSIA

Award-winning CloudCheck® and Expresse® software solutions deployed in over 125 million homes globally will expand DZS Xperience suite and enhance DZS Cloud platform

Dallas, May 2, 2022 – DZS (Nasdaq: DZSI), a global leader in access networking and cloud software platforms, today announced it has signed a definitive agreement to acquire specific core assets of Adaptive Spectrum and Signal Alignment, Inc. (ASSIA®), an industry pioneer of broadband access quality-of-experience solutions. These assets include the award-winning CloudCheck® WiFi experience management and Expresse® access-network optimization solutions deployed by leading tier 1 operators globally. As part of the transaction, DZS will gain an elite team of highly skilled cloud and AI software engineers, architects and business leaders. The acquired software solutions will add data analytics and network intelligence capabilities to DZS Cloud, including managed WiFi solutions, access-network optimization and intelligent automation tools.

“With over 125 million broadband and WiFi connections under contract, CloudCheck and Expresse will elevate the DZS Cloud platform and expand our customer base to include marquee brands such as Bouygues Telecom, Deutsche Telekom, Liberty Latin America, Lumen, TalkTalk Group, Telefonica, TELUS and approximately 60 other notable service providers around the world,” said Charlie Vogt, president and CEO of DZS. “The expansion of the DZS Xperience software suite with CloudCheck and Expresse, combined with our existing DZS Cloud service orchestration and network automation offerings that are the basis of the new DZS Xtreme software suite, distinguish DZS Cloud as one of the industry’s most comprehensive service and consumer-experience-management software platforms with a unique value proposition for multi-vendor service provider network environments.”

CloudCheck and Expresse deliver incremental revenue opportunities, an optimal consumer experience and operational efficiencies for service providers including:

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High performance service delivery: intelligent and adaptive WiFi management with real-time access-edge performance optimization
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World-class network and customer-support operations: proactive, predictive and automated diagnostics, troubleshooting and resolution of service issues integrated into customer support and network operations workflows
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Advanced service insights and recommendations: broadband traffic and user behavior modelling to identify service and network-upgrade opportunities

CloudCheck and Expresse uniquely transform how service providers manage, optimize and deliver new services that enhance consumer experience. Expresse has pioneered the access-network assurance category for service providers globally for over a decade. This software solution optimizes the end-to-end, consumer quality-of-experience with real-time monitoring, diagnosis and resolution of performance issues in multi-vendor access networks. CloudCheck will become the DZS consumer-management platform, optimizing WiFi performance and providing consumers with a menu of

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capabilities including parental controls, network performance analytics, security protection, and a roadmap of new in-home services.

“The CloudCheck and Expresse addition to the DZS convergent and transformational portfolio of broadband-connectivity, mobile, optical-edge and network orchestration solutions will create an enviable end-to-end portfolio of access networking, in-home WiFi and cloud native software solutions. These will further enhance connectivity, proliferate adaptive network-performance optimization and increase the levels of scalable support provided to ASSIA’s existing customers operational efficiency and as well for the many other customers of DZS,” said John Cioffi, ASSIA CEO and Chairman. “The DZS global deployed base of over 20 million ONTs, access points, gateways and subscriber devices will readily incorporate Expresse and CloudCheck. I am proud of ASSIA’s exceptionally talented employees for the many technological advancements and milestones achieved over the years and look to assist those who will follow their next chapter of success at DZS.”

The newly acquired customer relationships represent over 125 million broadband and WiFi connections. The Expresse and CloudCheck solutions support over 150 unique residential gateways from a wide array of equipment suppliers, further extending the DZS commitment to open standards and interoperability.

“Over the course of the last decade, Lumen has developed a deep appreciation of the power of CloudCheck and Expresse in helping us to deliver an optimal customer experience,” said Brian Bond, VP of Architecture, Engineering and Technology at Lumen. “The combination of these solutions provides us with end-to-end network visibility and management from the central office to the WiFi connected subscriber. Lumen leverages the diagnostics and optimization for WiFi and Next Best Action recommendations for providing better service and support to subscribers and internal proactive maintenance policies, resulting in less dispatches and more satisfied customers.”

“Delivering the best possible experience for our customers is important to TELUS,” said Ibrahim Gedeon, Chief Technology Officer, TELUS. “We are excited about the addition of ASSIA’s CloudCheck and Expresse solutions to the DZS Cloud platform. ASSIA’s solutions have been essential in helping us manage WiFi performance and end-to-end broadband service assurance. As operators continue down their ‘softwarization’ journey, the integration of performance tools holistically is critical. We believe CloudCheck and Expresse integrated into the DZS Cloud platform will help us to increase our service agility and responsiveness.”

This all-cash acquisition will expand the DZS Cloud platform’s recurring Software-as-a-Service (SaaS) revenue, accelerating our previously stated target margin expansion timeline. Expected to close during Q2, the acquisition will be accretive to DZS adjusted gross margin, adjusted EBITDA margin and non-GAAP EPS.

About DZS

DZS Inc. (NSDQ: DZSI) is a global leader in access networking and cloud software platforms.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ

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materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

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Media Contact:

McKenzie Hurst, Thatcher+Co.

Phone: +1 408.888.6787

Email: mhurst@thatcherandco.com

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